Exhibit 99.1

CMS ENERGY AND CMS ELECTRIC AND GAS CLOSE SALE
OF CMS ENERGY BRASIL FOR $211.1 MILLION

JACKSON, Mich., June 18, 2007 – CMS Energy Corporation and its subsidiary, CMS Electric and Gas, L.L.C., have closed the sale of CMS Energy Brasil S.A., the holding company for a group of Brazilian electric distribution companies, and related assets to CPFL Energia S.A., a Brazilian utility, for $211.1 million.

Proceeds from the sale will be used to reduce debt at CMS Energy and invest in CMS Energy’s Michigan utility, Consumers Energy.

CMS Energy Brasil provides electric service to about 172,000 customers, primarily in the state of Sao Paulo. CMS Energy purchased a controlling interest in CMS Energy Brasil in 1999. It was CMS Enterprises’ sole business in Brazil.

CMS Energy is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

# # #

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590